UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2016

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Departure of Chief Financial Officer
On March 28, 2016, LaSalle Hotel Properties (the “Company”) and Bruce A. Riggins, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, agreed that Mr. Riggins’ employment with the Company would terminate no later than April 29, 2016 (the “Separation Date”). Mr. Riggins will continue to serve as the Company’s Chief Financial Officer for the transitional period.
Pursuant to the terms and conditions of the change of control severance agreement and the several time-based and performance-based restricted share agreements between the Company and Mr. Riggins, provided certain conditions are met, Mr. Riggins will receive a severance package from the Company, including (i) a pro-rated annual cash incentive bonus for January 1, 2016 through April 29, 2016, (ii) a lump sum severance payment in the amount of one year’s base salary and six months (pro-rated) of the average annual cash incentive bonuses for fiscal years 2013, 2014 and 2015, (iii) payment of “COBRA” premiums for continuation of health and dental plan coverage for one year and continuation of disability and life insurance benefits for one year or the payment of the premiums therefor, and (iv) as of the Separation Date, pro-rated measurement, awarding and/or vesting of restricted shares pursuant to Mr. Riggins’ outstanding performance-based restricted share awards and vesting of restricted shares pursuant to Mr. Riggins’ outstanding time-based restricted share awards.
Based on current share prices, the Company currently estimates that it will recognize an expense of approximately $2.5 million to $3.0 million as a result of the above items, approximately $1.6 million to $2.1 million of which is expected to be non-cash expense.
Appointment of Chief Financial Officer
On April 1, 2016, the Company announced that its board of trustees appointed Kenneth G. Fuller as Executive Vice President, Chief Financial Officer, Secretary and Treasurer, effective when he joins the Company on or about April 25, 2016. Mr. Fuller has served as the Founder, Owner and Principal of Vine Investment Partners, a real estate company focused on acquiring and developing multi-family residential properties and hotels, since 2015. Prior to that, Mr. Fuller served in various positions for the Company from 2000 to 2015, including most recently as Treasurer from 2011 to 2015, Vice President of Finance from 2009 to 2011, and Vice President of Asset Management from 2007 to 2009. Mr. Fuller received his Bachelor of Science degree from the School of Hotel Administration at Cornell University.
Compensation
In connection with the appointment, the board of trustees approved the following cash compensation for Mr. Fuller, effective as of his first day of employment with the Company:

•	a base salary for 2016 at an annual rate of $400,000;

•	an annual cash incentive target bonus for 2016 of $250,000; and

•	a one-time signing bonus of $200,000.
The annual cash incentive bonus will be paid in accordance with the Company’s customary practices, as more fully described in the Company’s annual meeting proxy statement filed with the Securities and Exchange Commission on March 24, 2016.
The board of trustees also approved an award of time-based restricted shares in the amount of $250,000 in connection with the appointment of Mr. Fuller. The number of shares underlying the award (that is, the number of common shares corresponding to the dollar amount) will be determined by dividing the cash equivalent of the award by the per-share closing price on the New York Stock Exchange of the Company’s common shares on the date before Mr. Fuller starts his employment with the Company. Each award will vest approximately one-third of the total award on January 1, 2017, 2018 and 2019. Mr. Fuller will be entitled to receive dividends as declared and paid on the shares and to vote the shares from the date of grant.
In addition, the board of trustees approved an award of performance-based restricted shares to Mr. Fuller in a target amount of $300,000. The actual amount of the award will be determined after the applicable measuring period and will depend on the “return on invested capital” of the Company and the “total return” of the Company’s common shares over the applicable measuring period. Mr. Fuller may receive as few as zero shares and as many as twice the target amount of shares. One-third of the award will be based on the Company’s return on invested capital compared to the return on invested capital of companies in a designated peer group of the Company. One-third of the award will be based on the Company’s total return compared to the total return of companies in a designated peer group of the Company. One-third of the award will be based on the amount of the Company’s total return compared to a total return goal.
After the actual amount of the performance-based award is determined (or earned) on the determination date, the earned shares will be fully vested and generally transferable. Dividends will be deemed to have accrued on all of the earned shares during the measuring period until the determination date. Such accrued dividends on earned shares will be paid to Mr. Fuller on the determination date. Thereafter, Mr. Fuller is entitled to receive dividends as declared and paid on the earned shares and to vote the shares.
The equity awards to Mr. Fuller will be granted on terms similar to the equity awards to the Company’s other executive officers, as more fully described in the Company’s annual meeting proxy statement filed with the Securities and Exchange Commission on March 24, 2016.
Severance Agreement
The Company will enter into a change in control severance agreement with Mr. Fuller effective as of his start date at the Company to provide benefits in the event his employment is terminated in certain circumstances. The terms of his severance agreement are substantially similar to the terms of the severance agreement of the Company’s Executive Vice President and Chief Operating Officer, Alfred L. Young, Jr., as described in the Company’s annual meeting proxy statement filed with the Securities and Exchange Commission on March 24, 2016, except, pursuant to a policy adopted by the board of trustees, Mr. Fuller’s agreement does not include a tax gross-up provision with respect to payments contingent upon a change in control.
As a condition of any severance payment and related benefits described above, the Company expects that Mr. Fuller will agree to a general release of any and all claims relating to his employment. In addition, the Company expects that he will agree, for a one-year period, not to solicit, hire or recruit employees or trustees of the Company either directly or indirectly for his own account or for another party.
Indemnification Agreement
The Company will enter into an indemnification agreement with Mr. Fuller effective as of his start date at the Company that will require indemnification to the fullest extent now or hereafter permitted by Maryland law, as amended from time to time. The terms of his indemnification agreement will be substantially similar to the terms of the indemnification agreements between the Company and other of its executive officers as described on the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2008, which description is incorporated by reference herein.
Other Benefits
Mr. Fuller will be entitled to health, dental, life and disability insurance benefits, participation in the Company’s 401(k) plan and other Company benefits available to all Company employees.
The Company expects that on or before his first day of employment with the Company, Mr. Fuller will execute agreements memorializing the terms described herein with respect to his equity awards, severance terms and indemnification rights.
At-Will Arrangement
The employment relationship of Mr. Fuller with the Company will be on an at-will basis.
ITEM 7.01.     REGULATION FD DISCLOSURE.
On April 1, 2016, the Company issued a press release announcing the appointment of Kenneth G. Fuller as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, effective when he joins the Company on or about April 25, 2016. The Company also announced that Bruce A Riggins, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, will leave the Company to pursue other opportunities. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit No.	Description
10.1	Offer letter to Kenneth G. Fuller
99.1	Press release dated April 1, 2016
The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.
Forward-Looking Statements
This current report on Form 8-K and any exhibits to this report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this report and its accompanying exhibits include, among others, statements about Mr. Riggins’ expected departure date and Mr. Fuller’s expected start date with the Company and the terms and conditions of his compensation package, severance terms and indemnification rights. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: April 1, 2016	BY:	/s/ Michael D. Barnello
Michael D. Barnello
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Offer letter to Kenneth G. Fuller
99.1	Press release dated April 1, 2016